UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 9, 2011 (May 25, 2011)

Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Dr., Suite 4000 Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Continental Materials Corporation (the “Company”) with the Securities and Exchange Commission on June 8, 2011 (the “Original Filing”), regarding the results from the Company’s 2011 Annual Meeting of the Stockholders held on May 25, 2011. This Amendment is being filed to correct the reported results of voting on the election of three directors to serve until the 2014 Annual Meeting of the Stockholders. The name of one of the directors and the reported results of voting were inadvertently reported incorrectly. No other changes are being made to the Original Filing.

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)          The 2011 Annual Meeting of the Stockholders of the Company was held on May 25, 2011.

(b)         At that meeting, three individuals, all of whom are current directors, were nominated and elected to serve until the 2014 Annual Meeting by the following votes:

Director	Shares For	Shares Against	Shares Withheld
Ralph W. Gidwitz	1,247,835	—	95,740
Peter E. Thieriot	1,312,005	—	31,570
Theodore R. Tetzlaff	1,114,635	—	228,940

The following directors’ terms of office continued after the 2011 Meeting until the Annual Meetings of the years as noted:

Directors	Expiration of Term
Thomas H. Carmody	2012
Ronald J. Gidwitz	2012
Darrell M. Trent	2012
William D. Andrews	2013
Betsy R. Gidwitz	2013
James G. Gidwitz	2013

In addition to the above election, the appointment of the independent auditing firm of BKD LLP was ratified by the following vote:

For	Against	Abstain
1,342,975	200	400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION

	By:	/s/ Joseph J. Sum
	Name:	Joseph J. Sum
	Title:	Chief Financial Officer

Date: June 9, 2011